Exhibit 99.1

Beeline CEO Publishes Letter to Shareholders

PROVIDENCE, R.I., Jan. 15, 2026 – Beeline Holdings, Inc. (NASDAQ: BLNE), a digital mortgage lender offering conventional mortgage products and alternative mortgage solutions for borrowers who do not meet traditional underwriting standards, alongside home equity products leveraging blockchain-enabled technology, today announced that the Company’s CEO has published a letter to shareholders.

The full text of the shareholder letter is below:

Dear Fellow Shareholders:

Beeline Holdings delivered on several milestones in 2025, and we enter 2026 with a strong foundation and a differentiated business model, poised for accelerated revenue growth. The Company is leveraging its proprietary AI and technology-driven, multi-product digital mortgage platform—built for scale and positioned to disrupt traditional industry KPIs.

This growth will be driven by a renewed focus on Beeline’s core mortgage lending business in an improving market, combined with the integration of blockchain-based products and strategic partnerships. Together, these capabilities power BeelineEquity, one of the industry’s first consumer-facing blockchain products introduced by a mortgage lender. This approach enables Beeline to provide home lending alternatives to the underserved, high-growth segments of the population, including millennials, and those in the gig economy.

This differentiated combination places Beeline in a unique competitive position through product offerings that traditional retail mortgage lenders, banks, brokers, and wholesale lenders cannot match while generating margins and net income that outperform the industry benchmarks.

2025 Milestones

The past year was pivotal and instrumental in establishing the foundation for our long-term success. We improved our financial profile, strengthened our balance sheet, and streamlined our operations, enabling the successful implementation of our technology-first approach. Some highlights:

●	Financial Performance:

○	The company demonstrated significant growth momentum, increasing 2025 revenue by over 100% versus 2024, while controlling OPEX despite significant non-recurring expenses related to the merger with Eastside Distilling, short term financings and new public company expenses.

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○	Balance Sheet Health: Beeline ended 2025 with more than $50 million in total equity and no debt, excluding Warehouse Credit Lines.

○	Beeline Loans expanded its warehouse lending capacity to $25 million to support accelerating growth. This provides approximately $75 million of monthly mortgage origination capacity.

○	Beeline completed a $7.4 million Registered Direct equity offering in November.

●	Strategic Streamlining:

○	Successfully listed Beeline on the Nasdaq Capital Market through a reverse merger with Eastside Distilling and divestiture of non-core spirits business to fully focus on digital mortgage, title operations and alternative equity product offerings.

●	Tech-first approach:

○	AI and Automation: The company’s core strategy relies heavily on its proprietary technology:

■	AI Chat and Production Bot “Bob”: This AI agent generated six times higher lead conversions and eight times more mortgage applications compared to benchmarks, at no incremental operational cost.

■	“Hive” Workflow Engine: This system shortened the loan closing process to 14-21 days, roughly half the time compared to industry norms.

○	Product Innovation: Beeline launched BeelineEquity, a blockchain-enabled, fractional home equity product. This innovative solution gained initial traction with several transactions completed by the end of 2025 and an emerging pipeline marking a first-to-market move by Beeline. This product provides homeowners with a new interest-rate-neutral, non-debt liquidity option in the top 20% zip codes with further developments in the upcoming months

2026 Outlook

Beeline enters 2026 positioned to scale, targeting higher volumes and stronger overall margins than previous years. Our primary objective is to drive increased transaction activities across our core mortgage business, title operations and BeelineEquity platform.

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Market dynamics are becoming increasingly favorable. Because a greater proportion of existing mortgages are now priced closer to 6% rather than 3%, declining rates are expected to unlock increase in home sales and cash-out refinancing activity. This dynamic is supported by anticipated bond market outlook, including the recent announcement by President Trump to instruct that Freddie Mac and Fannie Mae to purchase $200 billion in mortgage-backed securities in an effort to lower mortgage rates. This improved environment is expected to directly fuel growth in Beeline’s title business as well.

BeelineEquity is strategically focused on the top 20% of U.S. ZIP codes, representing approximately $13 trillion in available home equity and facing limited competitive penetration, creating a compelling opportunity for differentiated growth.

As a result, Beeline expects a $100 million annual revenue run rate within 24 months.

Key 2026 Enablers and Updates

●	Growth and Expansion: Management expects continued robust unit growth driven by the scalability of its AI-powered platform and new product introductions. The company anticipates significant growth in loan originations and plans to increase its marketing spend to support these increases and strategically hire salespeople.

●	Technology Scaling: Beeline will continue to leverage its AI and automation technologies while building new processes. Beeline’s back-office mortgage production will be augmented by AI, which will increase efficiency without proportionally increasing operational costs

●	BlinkQC is being integrated with Encompass to leverage wide exposure to thousands of lenders on that platform. The marketing and delivery of the product will be handled by one of our trusted partners; Stellar Innovations. This will allow Beeline to drive SaaS revenue without a drag on its core business.

●	MagicBlocks, an AI technology company focused on providing top-of-the-funnel sales, chat and customer service functions, continues to grow, adding new clients and bringing in new capital from Private Equity. Beeline owns approximately 48% of MagicBlocks. This company operates independently of Beeline and is not a distraction to Beeline’s core business.

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Beeline is transforming from a diversified holding company to a focused fintech disruptor, capitalizing on its innovative platform to gain market share in the mortgage industry. The past year was transformative, establishing a firm foundation for accelerated growth in 2026 as we continue to disrupt the industry. We thank you for your continued support.

Sincerely,

Nick Liuzza

Co-Founder and Chief Executive Officer

About Beeline Holdings Inc.

Beeline Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans—whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core.

For more, visit www.makeabeeline.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding prospective future growth and financial results and other potential future trends and developments, expectations of achieving $100 million in annual revenue run rate within 24 months, and expectations for improvements in the mortgage lending industry and the benefits thereof on our business and operating results. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, future interest rate changes, the risks arising from the impact of inflation, tariffs, deteriorations in the labor market and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, the impact of ongoing military actions by the United States as well as from the wars in Ukraine and the Middle East, our need for additional capital to meet future goals and milestone targets, our ability to attract homeowners to our products and services, the potential for regulatory changes and the ability of us and third parties on which we depend to comply with applicable regulatory requirements, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, and the Risk Factors contained in the Company’s Prospectus Supplement dated November 14, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations

ir@makeabeeline.com

Media Inquiries

press@makeabeeline.com

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